ARMOUR RESIDENTIAL REIT, Inc. Company Update September 17, 2014

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

ARMOUR Portfolio & Hedge Update 3 ARMOUR has sold approximately $3 billion of 15yr MBS securities since the beginning of September 2014. These transactions will settle in November and December 2014. Therefore, these assets have been removed from the portfolio in this presentation. However, since these transactions were done on a forward settle basis and the bonds will remain on repo until they settle, they are still included in all the repo reporting herein. The swaptions detailed on page 8 all expire by October 2, 2014 and at this point it appears they will expire out of the money and worthless. As a result, we are not including them in our hedge ratio analysis. The results of these sales upon settlement and the expiration of the swaptions will effectively: • Lower our net balance sheet duration to 0.29. • Lower our leverage ratio to approximately 6.4 x vs Q2 2014 shareholder’s equity. • Change our hedge ratio against assets to 81.0%. • Change our hedge ratio against repo to 88.4%.

ARMOUR Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing. • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director. Transparency and Governance 4 ARMOUR REIT Manager and Fee Structure • ARMOUR REIT is externally managed by ARMOUR Residential Management LLC. • Accretive fee structure: effective fee percentage declines as equity increases. • Gross equity raised up to $1.0 billion, 1.5% (per annum) of gross equity raised. • Gross equity raised in excess of $1.0 billion, 0.75% (per annum) of gross equity raised. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • 357,198,892 shares of common stock outstanding (NYSE: “ARR”). • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Market capitalization of $1.5 billion of common and $189.8 million of preferred. • ARMOUR pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. • The 2014 monthly common stock dividend rate is $0.05 per month. • Dividend schedule can be found at www.armourreit.com. Information as of 9/12/2014.

ARMOUR Balance Sheet Targets

Assets	ARMOUR invests in Agency mortgage securities.
Duration	Net balance sheet weighted average duration target of 1.5 or less. • 4.17 gross asset duration. • -3.88 hedge duration (assumes swaptions expire out of the money). • 0.29 net balance sheet duration.
Hedging	Hedge a minimum of 40% of assets and funding rate risk. • $11.1 billion in hedges (swaps and futures, assumes swaptions expire out of the money). • 81.0% of assets hedged after effect of recent sales. • 88.4% of repurchase agreements hedged after effect of recent sales.

Liquidity	Hold 40% of unlevered equity in cash between prepayment periods.
	• $1,003.4 million in total liquidity.
	  • $417.5 million in true cash.
	  • $358.0 million in unlevered securities.
	  • $227.9 million in short term Agency P&I.

Leverage	Long term debt to equity target of 8x - 9x. • $15.4 billion in net REPO borrowings. • 7.9 x Q2 2014 shareholders' equity (today). Expected 6.4x after sales settle.

ARMOUR RESIDENTIAL REIT

Information as of 9/12/2014.

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ARMOUR Portfolio Strategy and Investment Methodology

Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a 'buy and hold' strategy rather than a 'trading' strategy. ARMOUR will strategically sell assets when it believes market conditions warrant.

➢ **Diversify Broadly**
- Diversification limits idiosyncratic pool risk.
- Over 1300 cusips.

➢ **Highly Liquid Assets**
- Purchase those Agency securities that are highly liquid (easily traded and priced).
- ARMOUR purchases "pass-through" securities.
- No collateralized mortgage obligations ("CMOs").

➢ **Diversified Sources**
- Source assets through a mix of direct purchases from:
  - Originators.
  - Dealer inventories.
  - Institutional investors.

➢ **Loan Analysis – Inelasticity vs. Elasticity**
- Credit work on non-credit assets.
- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.
- 62% of our 15yr MBS are between 85K – 175K loan balances.

➢ **Pool Analysis**
- NO TBA pools – Only specified pools.
- Prepayment history.
- Prepayment expectations.
- Premium over par.
- "Hedgability."
- Liquidity.

ARMOUR RESIDENTIAL REIT

Information as of 9/12/2014.

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ARMOUR Portfolio and Derivatives Overview

Agency Asset Class		Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
ARMs (0-14 MTR, weighted average of 6 MTR)	$	140.4	104.6%	105.6%	3.66/4.11	1.23
Agency Multifamily Ballooning in 120 Months or Less	$	787.5	103.2%	102.6%	3.36/4.65	7.57
Fixed Rates Maturing in 120 Months or Less	$	5.6	104.8%	108.1%	4.68/5.19	2.75
Fixed Rates Maturing Between 121 and 180 Months	$	8,186.5	104.7%	104.8%	3.34/3.82	3.80
Fixed Rates Maturing Between 181 and 240 Months	$	4,524.0	105.5%	103.8%	3.52/4.03	4.32
Total or Weighted Average	**$**	**13,643.9**	**104.9%**	**104.3%**	**3.41/3.94**	**4.17**

	Duration Contribution to Balance Sheet
Agency Assets	4.17
Interest Rate Swaps & Eurodollar Futures	-3.88
Interest Rate Swaptions	0.00
Net Balance Sheet Duration	**0.29**

	Amount (millions)	Total Hedge %
Assets	$ 13,643.9	81.0%
Net Repo Balance	$ 12,509.8	88.4%

Note: The table above shows the effect of sales upon settlement and the expiration of the swaptions.

Duration estimates are derived from third-party software. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. If rates decline, the value of our derivatives will typically decline. Inversely, if rates increase, the value of our derivatives will typically increase.

Information as of 9/12/2014. Portfolio value is based on independent third-party pricing. Portfolio information includes all forward settling trades. Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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ARMOUR Hedge Detail 8 Information as of 9/12/2014. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 8 830.0$ 1.17 Interest Rate Swap 13-24 Months 19 3,000.0$ 1.22 Interest Rate Swap 25-36 Months 35 350.0$ 0.63 Interest Rate Swap 37-48 Months 41 300.0$ 1.00 Interest Rate Swap 49-60 Months 0 -$ 0.00 Interest Rate Swap 61-72 Months 65 300.0$ 1.48 Interest Rate Swap 73-84 Months 0 -$ 0.00 Interest Rate Swap 85-96 Months 94 2,450.0$ 1.47 Interest Rate Swap 97-108 Months 101 2,800.0$ 2.08 Interest Rate Swap 109-120 Months 0 -$ 0.00 Interest Rate Swap 121-132 Months 124 1,000.0$ 2.66 Eurodollar Futures 0-12 Months 9 25.0$ 2.13 Total or Weighted Average 68 $ 11,055.0 1.60 Interest Rate Swaptions Underlying Swap Term Weighted Average Remaining Option Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swaptions 60 Months 1 4,000.0$ 2.73 Interest Rate Swaptions 120 Months 1 1,000.0$ 3.73 Total or Weighted Average 1 $ 5,000.0 2.93 All of the swaptions expire by October 2, 2014.

ARMOUR Portfolio Constant Prepayment Rates (“CPR”) 9 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR REPO Composition

	REPO Counter-Party[1]		Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	J.P. Morgan Securities LLC	$	1,214.7	7.8%	196	51	143
2	Merrill Lynch, Pierce, Fenner & Smith Inc.	$	1,195.8	7.7%	106	39	68
3	Wells Fargo Bank, N.A.	$	1,012.4	6.5%	32	10	24
4	BNP Paribas Securities Corp.	$	991.3	6.4%	144	76	153
5	Credit Suisse Securities (USA) LLC	$	909.1	5.8%	90	52	67
6	Barclays Capital Inc.	$	852.7	5.5%	93	57	67
7	ICBC Financial Services LLC	$	791.1	5.1%	178	67	101
8	Citibank, N.A.	$	700.0	4.5%	364	100	248
9	Mitsubishi UFJ Securities (USA), Inc.	$	699.9	4.5%	112	70	145
10	Nomura Securities International, Inc.	$	674.2	4.3%	91	44	75
11	The Bank of Nova Scotia	$	674.1	4.3%	123	41	54
12	RBS Securities Inc.	$	664.6	4.3%	84	40	59
13	Morgan Stanley & Co. LLC	$	579.4	3.7%	90	51	63
14	Citigroup Global Markets Inc.	$	480.0	3.1%	91	48	68
15	Daiwa Securities America Inc.	$	465.3	3.0%	90	56	69
16	Royal Bank of Canada	$	424.5	2.7%	92	55	68
17	CRT Capital Group LLC	$	388.1	2.5%	83	12	12
18	ING Financial Markets LLC	$	357.8	2.3%	89	74	81
19	South Street Securities LLC	$	349.8	2.2%	31	13	13
20	KGS-Alpha Capital Markets, L.P.	$	349.1	2.2%	131	79	216
21	Mizuho Securities USA Inc.	$	338.6	2.2%	88	5	5
22	UBS Securities LLC	$	266.5	1.7%	96	49	94
23	The Bank of New York Mellon	$	250.0	1.6%	183	21	34
24	Guggenheim Securities, LLC	$	197.6	1.3%	126	44	62
25	Pierpont Securities LLC	$	167.9	1.1%	92	63	68
26	Goldman, Sachs & Co.	$	162.1	1.0%	60	35	35
27	Deutsche Bank Securities Inc.	$	141.7	0.9%	94	39	61
28	Amherst Securities Group LP	$	113.9	0.7%	92	59	67
29	Natixis Financial Products LLC	$	81.4	0.5%	97	61	61
30	E D & F Man Capital Markets Inc.	$	66.9	0.4%	91	89	89
	Total or Weighted Average	**$**	**15,560.5**	**100.0%**	**120**	**50**	

Weighted Average Repo Rate	0.36%
Weighted Average Haircut	4.90%

September Paydowns	(182.4)
Net REPO after Paydowns	15,378.1
Debt to Quarter End Shareholders' Equity Ratio	7.9

(1) ARMOUR has signed MRAs with 37 counterparties.

Information as of 9/12/2014.
Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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11 www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340